    As filed with the Securities and Exchange Commission on December 20, 2002

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             SCHOOL SPECIALTY, INC.
             (Exact name of registrant as specified in its charter)

                   Wisconsin                                   39-0971239
        (State or other jurisdiction of                     (I.R.S. employer
         incorporation or organization)                  identification number)

                               W6316 Design Drive
                           Greenville, Wisconsin 54942
               (Address of Principal Executive Offices) (Zip Code)

                                 (920) 734-5712
              (Registrant's telephone number, including area code)

                   Amended and Restated School Specialty, Inc.
                            1998 Stock Incentive Plan
                            (Full title of the plan)

                             David J. Vander Zanden
                      President and Chief Executive Officer
                             School Specialty, Inc.
                               W6316 Design Drive
                           Greenville, Wisconsin 54942
                                 (920) 734-5712

          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:

                             R. Scott Kilgore, Esq.
                           Wilmer, Cutler & Pickering
                              1600 Tysons Boulevard
                             Tysons Corner, VA 22102
                                 (703) 251-9700

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                            Proposed         Proposed
                                        Title of             Amount         Maximum          Maximum         Amount of
                                       Securities             to be         Offering         Aggregate       Registration
         Name of Plan                     to be             Registered        Price          Offering           Fee (1)
                                       Registered                           Per Share (1)    Price (1)
--------------------------------------------------------------------------------------------------------------------------
Amended and Restated
School Specialty, Inc.
1998 Stock Incentive Plan              Common Stock,
(the "1998 Plan")                      $0.001 par value      197,782         $21.96          $4,343,925      $399.64
--------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of (a) for 130,058 shares not yet subject to options or stock grants, $19.48, the average of the high and low prices reported in the Nasdaq Stock Market on December 16, 2002, and (b) for granted options for 67,724 shares, the actual exercise prices specified in those grants (which range from $22.41 to $27.52). The Company has not made any stock grants with respect to these shares. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

                                     PART I

                                EXPLANATORY NOTE

     School Specialty, Inc. ("Company") is filing this Registration Statement on Form S-8 to register an additional 197,782 shares of the Company's Common Stock, par value $0.001 per share, issuable pursuant to the Company's 1998 Plan. The number of shares issuable under the 1998 Plan has increased as provided by its terms. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Forms S-8 relating to the 1998 Plan that were previously filed with the Securities and Exchange Commission on September 24, 1998 (SEC File No. 333-64193) and on November 5, 1999 (SEC File No. 333-90361) and the Post-Effective Amendment filed thereto on September 5, 2000 (SEC File No. 333-64193), together with all exhibits filed therewith or incorporated in each by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 5. Interests of Named Experts and Counsel

     Not applicable.

     Item 8. Exhibits

     The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Wisconsin on the 20th day of December, 2002.

                                           SCHOOL SPECIALTY, INC

                                           By:

                                           /s/ David J. Vander Zanden
                                           -------------------------------------
                                           David J. Vander Zanden
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                        Title                                    Date
    ---------                                        -----                                    ----
/s/ David J. Vander Zanden                 President and                              December 20, 2002
----------------------------------------     Chief Executive Officer
David J. Vander Zanden                       (Principal Executive Officer)


/s/ Mary M. Kabacinski                     Chief Financial Officer (Principal         December 20, 2002
----------------------------------------     Accounting and Financial Officer)
Mary M. Kabacinski


Directors:                 Leo C. McKenna, Rochelle Lamm, Jonathan J. Ledecky, Jerome M. Pool



/s/ David J. Vander Zanden                 Attorney-in-Fact*                          December 20, 2002
----------------------------------------
David J. Vander Zanden

         *Pursuant to authority granted by power of attorney, copies of which are filed herewith as Exhibit 24.

                                  EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------

4.1 Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan, as amended as of December 18, 2002

5 Opinion of Godfrey & Kahn, S.C. as to the legality of the securities being registered

23.1           Consent of Deloitte and Touche LLP

23.2           Consent of PricewaterhouseCoopers LLP

23.3           Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

24             Powers of attorney